SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2008

(Exact name of registrant as specified in its charter)

UNION BANKSHARES, INC.

(State or other jurisdiction of incorporation) Vermont	(Commission File Number) 001-15985	(IRS Employer Identification Number) 03-0283552

(Address of principal executive offices) 20 Main St., P.O. Box 667 Morrisville, VT	(Zip Code) 05661-0667

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02: Results of Operations and Financial Condition

      As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 2.02 and in Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing with the Securities and Exchange Commission, except as shall be expressly provided by specific reference in such filing.

On Julyl 16, 2008, Union Bankshares, Inc. issued a press release, a copy of which is furnished with this Form 8-K as Exhibit 99.1, announcing net income and net income per share for the second quarter and six months ended June 30, 2008, as well as the declaration of a regular quarterly cash dividend.

Item 8.01 Other Events

On July 16, 2008 the Board of Directors of Union Bankshares, Inc. declared a quarterly cash dividend of $.28 per share. The dividend is payable on August 7, 2008 to shareholders of record on July 28, 2008.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibit, referred to in Item 2.02 of the Report is furnished, not filed; herewith:

Exhibit 99.1 Union Bankshares, Inc. Press Release dated July 16, 2008, announcing a regular quarterly dividend and second quarter and six months ended June 30, 2008 net income and net income per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

July 16, 2008	/s/ Kenneth D. Gibbons

Kenneth D. Gibbons, President & CEO

July 16, 2008	/s/ Marsha A. Mongeon

Marsha A. Mongeon, Treasurer & CFO

EXHIBIT INDEX

Exhibit 99.1 Union Bankshares, Inc. Press Release dated Julyl 16, 2008, announcing a regular quarterly dividend and second quarter and six months ended June 30, 2008 net income and net income per share.